EXHIBIT 99.1

Tuesday Morning Corporation Announces Third Quarter Fiscal 2009 Results

DALLAS, April 27, 2009 (GLOBE NEWSWIRE) -- Tuesday Morning Corporation (Nasdaq:TUES) today reported that as previously announced, net sales for the third quarter of fiscal 2009 were $167.0 million compared to $178.4 million for the quarter ended March 31, 2008, a decrease of 6.4%. Comparable store sales decreased 9.5% for the quarter ended March 31, 2009 compared to the same quarter in the prior year. The decrease in comparable store sales was comprised of a 1.7% decrease in traffic and a 7.8% decrease in average ticket. Net loss for the third quarter ended March 31, 2009 was $6.8 million or $0.16 per diluted share, compared to a net loss of $4.7 million or $0.11 per diluted share during the same quarter last year.

For the nine month period ended March 31, 2009, net sales were $613.1 million compared to $688.8 million for the same period last year, a decrease of 11.0%. Comparable store sales decreased by 14.2% for the nine month period ended March 31, 2009 compared to the same period in the prior year. The decrease in comparable store sales was comprised of an 8.3% decrease in traffic and a 5.9% decrease in average ticket. For the nine month period ended March 31, 2009, net income was $1.6 million or $0.04 per diluted share compared to net income of $17.0 million or $0.41 per diluted share for the same period in the prior year. For the fiscal year 2009, sales are projected to be in the range of $800 million to $810 million, diluted earnings per share in the range of $0.00 to $0.05 and comparable store sales in the negative low double digits.

Kathleen Mason, President and Chief Executive Officer, stated, "During the March 2009 quarter, we were encouraged by the improvement in traffic. While economic conditions remain uncertain, we have consistently maintained a strong balance sheet, managed inventory levels, and generated positive cash flow."

Tuesday Morning management will review third quarter fiscal 2009 financial results in a teleconference call on April 27, 2009 at 5:00 p.m. Eastern Time.

About Tuesday Morning

Tuesday Morning is a leading closeout retailer of upscale, decorative home accessories, housewares and famous-maker gifts in the United States. The Company opened its first store in 1974 and currently operates 850 stores in 45 states. Tuesday Morning is nationally known for bringing its more than 9.0 million loyal customers a unique treasure hunt of high-end, first quality, brand name merchandise...never seconds or irregulars...at prices well below those of department and specialty stores and catalogues.

This press release contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which are based on management's current expectations, estimates and projections. Forward-looking statements typically are identified by the use of terms such as "may," "will," "should," "expect," "anticipate," "believe," "estimate," "intend" and similar words, although some forward-looking statements are expressed differently. You should carefully consider statements that contain these words because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our future results of operations, our future financial positions, and our business outlook or state other "forward-looking" information.

Reference is hereby made to "Item 1A. Risk Factors" of the Company's Annual Report on Form 10-K for the year ended June 30, 2008 for examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. These risks, uncertainties and events also include, but are not limited to, the following: uncertainties regarding our ability to open stores in new and existing markets and operate these stores on a profitable basis; conditions affecting consumer spending and the impact, depth and duration of the current economic recession; inclement weather; changes in our merchandise mix; timing and type of sales events, promotional activities and other advertising; increased or new competition; loss or departure of one or more members of our senior management, or experienced buying and management personnel; an increase in the cost or a disruption in the flow of our products; seasonal and quarterly fluctuations; fluctuations in our comparable store results; our ability to operate in highly competitive markets and to compete effectively; our ability to operate information systems and implement new technologies effectively; our ability to generate strong cash flows from our operations; our ability to maintain internal control over financial reporting; our ability to continue obtaining funding from external sources; our ability to anticipate and respond in a timely manner to changing consumer demands and preferences; and our ability to generate strong holiday season sales. The forward-looking statements made in this press release relate only to events as of the date on which the statements were made. We undertake no obligations to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

 Tuesday Morning Corporation
 Consolidated Statement of Income
 (In thousands, except per share data)

                 Three Months Ended Mar. 31, Nine Months Ended Mar. 31,
                 --------------------------- --------------------------

                      2009          2008         2009           2008
                  -----------   -----------   -----------   -----------
                         (unaudited)                 (unaudited)

 Net sales        $   167,000   $   178,446   $   613,052   $  688,789
 Cost of sales        106,022       114,447       387,023      434,177
                  -----------   -----------   -----------   ----------
   Gross profit        60,978        63,999       226,029      254,612

 Selling, general
  and
  administrative
  expenses             70,366        71,357       221,593      224,565
                  -----------   -----------   -----------   ----------

   Operating
    income (loss)      (9,388)       (7,358)        4,436       30,047

 Other income
  (expense):
  Interest expense       (860)         (455)       (1,988)      (3,561)
  Interest income          --             2             1          155
  Other income
   (expense), net        (173)          209            98          782
                  -----------   -----------   -----------   ----------
   Other income
    (expense)          (1,033)         (244)       (1,889)      (2,624)
                  -----------   -----------   -----------   ----------

 Income (loss)
  before income
  taxes               (10,421)       (7,602)        2,547       27,423

 Income tax
  expense (benefit)    (3,593)       (2,905)          962       10,429
                  -----------   -----------   -----------   ----------

 Net income (loss)$    (6,828)  $    (4,697)  $     1,585   $   16,994
                  ===========   ===========   ===========   ==========

 Earnings (loss)
  Per Share:
 Net income (loss)
  per common
  share:
   Basic          $     (0.16)  $     (0.11)  $      0.04   $     0.41
   Diluted        $     (0.16)  $     (0.11)  $      0.04   $     0.41

 Weighted average
  number of common
  shares:
   Basic               41,534        41,441        41,479       41,439
   Diluted             41,604        41,441        41,729       41,479

 Tuesday Morning Corporation (continued)

 Consolidated Balance Sheets
 (in thousands)                    Mar. 31,     Mar. 31,     June 30,
                                    2009         2008          2008
                                 -----------  -----------  -----------
                                 (unaudited)   (unaudited)
 Assets
 Current assets:
  Cash and cash equivalents      $     5,507  $    10,270  $     8,630
  Inventories                        260,624      269,642      240,996
  Prepaid expenses and other
   assets                             11,358        8,392       11,292
                                 -----------  -----------  -----------
   Total current assets              277,489      288,304      260,918

 Property and equipment, net          74,042       78,578       77,315

 Other long-term assets:
  Deferred financing costs             4,465          553          503
  Other assets                         2,248        3,634        3,040
                                 -----------  -----------  -----------

   Total Assets                  $   358,244  $   371,069  $   341,776
                                 ===========  ===========  ===========

 Liabilities and Stockholders'
  Equity
 Current liabilities:
  Current portion of long-term
   debt                          $        --  $     2,000  $        --
  Accounts payable                    64,146       66,885       63,899
  Accrued liabilities                 27,840       30,679       28,862
  Deferred income taxes                   53          666           --
  Income taxes payable                 1,606           --           27
                                 -----------  -----------  -----------
   Total current liabilities          93,645      100,230       92,788

 Revolving credit facility            22,000       30,000        8,500
 Deferred rent                         4,191        4,211        4,163
 Deferred income taxes                 2,362        1,790        3,414
                                 -----------  -----------  -----------
   Total Liabilities                 122,198      136,231      108,865

 Stockholders' equity                236,046      234,838      232,911
                                 -----------  -----------  -----------
   Total Liabilities and
    Stockholders' Equity         $   358,244  $   371,069  $   341,776
                                 ===========  ===========  ===========

 Tuesday Morning Corporation (continued)

 Consolidated Statement of Cash Flows
 (in thousands)
                                             Nine Months Ended Mar. 31,
                                             -------------------------

                                                2009           2008
                                             -------------------------
                                                    (unaudited)
 Net cash flows from operating activities:
  Net income                                 $    1,585     $   16,994
  Adjustments to reconcile net income to net
   cash provided by operating activities:
  Depreciation and amortization                  12,637         13,172
  Amortization of financing fees                    474            150
  Deferred income taxes                          (1,432)           183
  Loss on disposal of fixed assets                  546            478
  Stock compensation expense                      1,656          2,663
  Other non-cash charges                             12             23
  Net change in operating assets and
   liabilities                                  (12,615)         2,440
                                             ----------     ----------

 Net cash provided by operating activities        2,863         36,103
                                             ----------     ----------

 Net cash flows from investing activities:
  Capital expenditures                           (9,919)        (8,530)
  Proceeds from sale of assets                       --             78
                                             ----------     ----------

 Net cash used in investing activities           (9,919)        (8,452)
                                             ----------     ----------
 Net cash flows from financing activities:
  Repayments-revolving credit facility         (193,242)      (219,000)
  Borrowings-revolving credit facility          206,742        194,500
  Change in cash overdraft                       (5,130)        (3,185)
  Proceeds from exercise of common stock
   options and stock purchase plan purchases         --              1
  Payment of debt financing costs                (4,437)            --
                                             ----------     ----------
 Net cash provided by (used) in financing
  activities                                      3,933        (27,684)
                                             ----------     ----------

 Net decrease in cash and cash equivalents       (3,123)           (33)

 Cash and cash equivalents, beginning of
  period                                          8,630         10,303
                                             ----------     ----------

 Cash and cash equivalents, end of period    $    5,507     $   10,270
                                             ==========     ==========

CONTACT:  Tuesday Morning Corporation
          Stephanie Bowman, Chief Financial Officer
          972/934-7251

          Laurey Peat + Associates
          Laurey Peat
          214/871-8787